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                          TRANSITION SERVICES AGREEMENT

         This is a Transition Services Agreement (the "TSA"), by and among U.S. INDUSTRIES, INC., a Delaware corporation ("USI"), and LCA Group Inc., a Delaware corporation ("LCA").

         WHEREAS, pursuant to the Distribution and Indemnification Agreement between USI and LCA, dated as of January ___, 2001 (the "Spin-off Agreement"), and in connection therewith, USI and LCA have agreed that staff employed by USI on the date prior to the date hereof, the majority of whom will be employed by LCA effective on the Spin-off, will provide LCA and USI with certain transition services, for a limited period, as set forth herein; and

         WHEREAS, capitalized terms used herein, unless otherwise defined herein, shall have the meaning assigned to each in the Spin-off Agreement.

         NOW, THEREFORE, in consideration of the payments to be made by USI as provided herein and other valuable consideration, including the Spin-off Agreement, and in consideration of the mutual covenants herein contained, the parties intending to be legally bound do hereby agree as follows:

     (1) Services. LCA shall provide, or shall cause to be provided, services to USI and USI, to the extent applicable, to provide certain services to LCA, described on Exhibit A (collectively, the "Services") upon the terms and conditions set forth in Exhibit A attached hereto. All such Services to be provided by LCA to USI, or USI to LCA, shall be provided substantially as now being provided at comparable quality, levels of performance and standards of care consistent with that provided by USI's staff immediately preceding the date hereof.




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     (2) Cost. The cost for Services to be provided by each party pursuant to the TSA shall be compensated at fair market value, and shall be categorized as Out-of-Pocket Expenses and One-Time Expenses, as defined below. All other costs associated with the TSA, including compensation paid to its employees, shall be borne by each respective party to the TSA.

         (a) Definitions:

             (i) Out-of-Pocket Expenses ("OOP") shall mean expenses incurred in the ordinary course of business in accordance with past practices.

            (ii)  One-Time Expenses ("OTE") shall mean a non-recurring expense
                  (x) of less than $5,000 associated with Services, or (y) over $5,000 which has been pre-approved by the entity (USI or LCA) which will be obligated to pay such OTE.

         (b) Payments: LCA shall invoice USI, or vice-versa, for any OOP and/or OTE. Amounts due pursuant to invoices regarding OOP and OTE shall be payable within thirty (30) days after receipt of the invoice(s).

     (3) Termination. The term of the Services provided hereunder shall commence on the Spin-off Date pursuant to the Spin-off Agreement and continue for a period of up to twelve (12) months following the Spin-off Date. However, USI may terminate its obligation under this TSA upon thirty
         (30) days prior written notice to LCA at any time after March 1, 2001. Notwithstanding the foregoing, if (i) either party fails to perform any material provision of the Agreement and the failure to perform is not corrected within fifteen (15) days after the other party gives written notice of such default or (ii) USI fails to make any payment required under the TSA at the time it is due and such failure is not corrected within five (5) days after written notice of such failure, then the non-defaulting party may terminate the TSA effective at the end of such five-day notice period.




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     (4) Standard of Conduct; Limitation of Liability.

         (a) Except as otherwise provided herein, neither party shall have liability with respect to its furnishing or receiving any of the Services to be provided or received pursuant to the TSA except on account of willful misconduct or gross negligence. Except as otherwise provided herein, each party to provide the Services is not making any representation or warranty as to the quality, suitability or adequacy of the Services for any purpose or use. In providing the Services, LCA shall not be obligated to (i) hire any additional employees, (ii) maintain the employment of any specific employee, or (iii) purchase, lease or license any additional equipment or other assets on behalf of USI.

         (b) It is understood and agreed that either party shall not be obligated to perform or cause to be performed any Services in a volume or quantity which substantially exceeds the historical volumes or quantities of such services performed prior to the Spinoff. USI or LCA will not be required to perform or cause to be performed any of the Services for the benefit of any third party or any other entity, except with respect to third parties which are, or will be, outsourcing vendors providing services to LCA or USI pursuant to the TSA.

         (c) LCA's liability to, and remedy of, USI for breach of the TSA shall be the lesser of (i) USI's incremental out-of-pocket cost of performing such Services itself or (ii) USI's incremental out-of-pocket cost of obtaining such service from a third party; provided, that USI shall exercise all reasonable efforts under the circumstances to minimize the cost of any such alternative to such Services by selecting a cost-effective alternative which provides the functional equivalent of the Services replaced.




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         (d) USI shall be obligated to return to LCA, and vice-versa, as soon as is reasonably practicable, any equipment or other property of the other party relating to the Services which is in its control or possession and which is not an asset to be retained by such party pursuant to the Spin-off Agreement or the ancillary agreements thereto.

         (e) Each party to the TSA shall be solely liable and responsible for all actions of its employees pursuant to, and in accordance with providing Services under the TSA. Subject to Section (4)(c) and notwithstanding anything other to the contrary herein, in no event shall either party have any liability to (i) the other for special or consequential damages under or (ii) any third party.

     (5) Confidentiality. Any and all information which is exchanged by the parties in connection with the TSA, whether of a technical or business nature, shall be considered confidential. The parties agree that such confidential information shall be treated in accordance with the terms and provisions of the Spin-off Agreement.

     (6) Force Majeure. A party shall not be liable for a failure or delay in the performance of any of its obligations under the TSA or such failure or delay as the result of fire, flood, or other natural disaster, act of God, war, embargo, riot or the intervention of any governmental authority, provided that the party failing in or delaying its performance immediately notifies the other party in writing of its inability to perform and states the reason for such inability. In the event that a party is delayed in the provision or delivery of any Services hereunder for the reasons identified in this Section 6, provision of such Services shall take place as soon thereafter as is feasible.




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     (7) Counterparts. The TSA may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one in the same TSA.

     (8) Entire Agreement. The TSA is intended to be a complete and integrated agreement with respect to the subject matter hereof, superseding all prior agreements and understandings with respect thereto and my not be amended or modified except by an instrument in writing signed by the parties hereto.

     (9) Assignment; Binding Agreement. Neither party may assign or delegate the TSA or the rights and obligations created hereunder without the prior written consent of the other; provided, however, that either party may, without the consent of the other, assign its rights in the TSA as collateral security to its senior lenders, in which event notice shall be given to the other party. Any purported assignment without a required consent shall be void and constitute a breach of the TSA. Subject to the foregoing, all of the terms and provisions of the TSA shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto.

    (10) No Waiver. No failure or delay on the part of either party in the exercise of any power, right or privilege arising hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

    (11) Severability. If any provision of the TSA is for any reason found to be ineffective, unenforceable or illegal, such condition shall not affect the validity or enforceability of any of the remaining portions hereof; provided, further that the parties shall negotiate in good faith to replace any




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         ineffective, unenforceable or illegal provision with an effective replacement as soon as practical.

    (12) No Joint Venture. Nothing contained herein or in the pursuance of the TSA shall constitute the parties as entering into a joint venture or partnership or shall it constitute either party the agent for the other for any purpose or in any sense whatsoever.

    (13) Choice of Law. The TSA shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the conflict of laws provisions thereof.

    (14) Headings. The headings and subheadings contained herein are for information purposes only and shall have no effect upon the intended purpose or interpretation of the provisions of the TSA.

    (15) Notices. All notices, requests, demand and other communications which are required or may be given under the TSA shall be in writing and shall be deemed to have been duly given when received if personally delivered; when confirmation of transmission is received, if transmitted by facsimile, electronic or digital transmission methods provided confirmation of receipt is obtained promptly after completion of transmission; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery services (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case, notice shall be sent to

                           If to USI, addressed to:
                           U.S. Industries, Inc.
                           101 Wood Avenue South
                           Iselin, NJ 08830




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                           Telephone:     (732) 767-0700
                           Facsimile:     (732) 767-2260
                           Attention:     Dorothy E. Sander
                                          Senior Vice President - Administration
                           If to LCA:
                           LCA Group Inc.
                           101 Wood Avenue South
                           Iselin, NJ 08830
                           Telephone:     (732) 767-0700
                           Facsimile:     (732) 767-2260
                           Attention:     Steven C. Barre
                                          Senior Vice President, General Counsel
                                          and Secretary

          or to such other place and with such other copies as such party may designate as to itself by written notice to others.

     (16) Disputes. Resolution of any and all disputes arising from or in connection with the TSA, whether based on contract, tort, statute or otherwise, including but not limited to, disputes in connection with claims by third parties, shall be resolved as set forth in Article V of the Spin-Off Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused the TSA to be executed by their respective officers as of the date first written above.


                                               LCA GROUP INC.




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                                               By:
                                                    -----------------------
                                                    Steven C. Barre
                                                    Senior Vice President,
                                                    General Counsel & Secretary


                                               U.S. INDUSTRIES, INC.


                                               By:
                                                    -----------------------
                                                    Dorothy E. Sander
                                                    Senior Vice President